As filed with the Securities and Exchange Commission on August 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

31-1797999

(I.R.S. Employer Identification No.)

11013 West Broad Street

Glen Allen, VA 23060

(Address of Principal Executive Offices)

MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated

(Full title of the plan)

Wendell L. Willkie, II Senior Vice President, General Counsel and Corporate Secretary MeadWestvaco Corporation 11013 West Broad Street Glen Allen, VA 23060 (804) 327-5200	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,

or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	13,500,000	$21.75 (2)	$293,625,000 (2)	$16,385

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 21, 2009, which was $21.75.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by MeadWestvaco Corporation, a Delaware corporation (the “Registrant” or the “Company”), relating to 13,500,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”) issuable under the MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated (the “Plan”). This Common Stock is in addition to the Common Stock that the Company previously registered for issuance under the Plan before it was amended and restated, which was on a Registration Statement on Form S-8 (No. 333-127861) (the “Prior Registration Statement”). The Prior Registration Statement remains available for delivery of shares with respect to outstanding awards.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Company’s latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest annual report or prospectus referred to in (a) above; and

(c)	The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on January 25, 2002, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.

Any statement, including financial statements, contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company’s Exchange Act file number with the Commission is 001-31215.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 1, 2008).

4.2	Bylaws, dated October 2008 (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 23, 2008).

4.3	MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2009).

5.1	Opinion of Gibson, Dunn & Crutcher LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).

24	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on this 25th day of August, 2009.

MEADWESTVACO CORPORATION (Registrant)

By:	/s/ John A. Luke, Jr.
John A. Luke, Jr. Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints John A. Luke, Jr., Wendell L. Willkie, II, and John J. Carrara, and each of them severally as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John A. Luke, Jr. John A. Luke, Jr.	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 25, 2009

/s/ E. Mark Rajkowski E. Mark Rajkowski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 25, 2009

/s/ John E. Banu John E. Banu	Controller and Vice President (Principal Accounting Officer)	August 25, 2009

/s/ Michael E. Campbell Michael E. Campbell	Director	August 25, 2009

/s/ Dr. Thomas W. Cole, Jr. Dr. Thomas W. Cole, Jr.	Director	August 25, 2009

/s/ James G. Kaiser James G. Kaiser	Director	August 25, 2009

/s/ Richard B. Kelson Richard B. Kelson	Director	August 25, 2009

/s/ James M. Kilts James M. Kilts	Director	August 25, 2009

/s/ Susan J. Kropf Susan J. Kropf	Director	August 25, 2009

/s/ Douglas S. Luke Douglas S. Luke	Director	August 25, 2009

/s/ Robert C. McCormack Robert C. McCormack	Director	August 25, 2009

/s/ Timothy H. Powers Timothy H. Powers	Director	August 25, 2009

/s/ Edward M. Straw Edward M. Straw	Director	August 25, 2009

/s/ Jane L. Warner Jane L. Warner	Director	August 25, 2009

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.